2015-06-09, 12:31:50, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	TRANSGLOBE ENER	Issuer:	TransGlobe Ener	Security:	Common Sha

Transaction Number		2669163
Security designation		Common Shares
Opening balance of securities held		0
Date of transaction		2015-05-31
Nature of transaction		38 – Redemption, retraction, cancellation, repurchase
Number or value or securities		644456
Acquired of
Unit price or exercise price		Currency

Closing balance of securities held	644456	Insider’s
		calculated
		balance
Filing date/time	2015-06-09
	12:31:10
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

Insider:	TRANSGLOBE ENER	Issuer:	TransGlobe Ener	Security:	Common Sha

Transaction Number	2669166
Security designation	Common Shares
Opening balance of securities held	644456
Date of transaction	2015-05-31
Nature of transaction	38 – Redemption, retraction, cancellation, repurchase
Number or value or securities	644456
Disposed of
Unit price or exercise price		Currency

Closing balance of securities held	0	Insider’s
		calculated
		balance
Filing date/time	2015-06-09
	12:31:44
General remarks (if necessary to describe the transaction)	NCIB
Private remarks to securities regulatory authorities